                                                                   EXHIBIT 10(K)

                          UNITED INDUSTRIAL CORPORATION
                              EMPLOYMENT AGREEMENT
                                  S. FEIN ZAWEL

           AGREEMENT made this 3rd day of March 2000, by and between UNITED INDUSTRIAL CORPORATION, a Delaware corporation having an address 570 Lexington Avenue, New York, New York 10022 (hereinafter called "Employer"), and SUSAN FEIN ZAWEL, having an address at 31 Harrows Lane, Purchase, NY 10577 (hereinafter called "Employee").

                              W I T N E S S E T H:

           In consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

           1. EMPLOYMENT. Employer agrees to employ Employee and Employee agrees to serve Employer upon the terms and conditions hereinafter set forth.

           2. TERM. The term of this Agreement shall commence January 3, 2000, (the "Effective Date") and subject to the provisions of Sections 3,4, and 10 hereof, terminate as of the close of business at the date three (3) years after the Effective Date (the "Termination Date"). The period from the Effective Date through the Termination Date is referred to as the term of this Agreement.

           3. DUTIES AND EXTENT OF SERVICES. Employee agrees to serve Employer and its subsidiary companies faithfully and to the best of her ability under the direction of the Board of Directors and President of Employer, devoting her entire business time, energy and skill to her duties hereunder. The principal place of employment of Employee shall be at the offices of Employer currently located at 570 Lexington Avenue, New York, New York. Employee understands and agrees, however, that in connection with her employment hereunder, she may be required from time to time to travel on behalf of Employer. If the principal place of employment of the Employee shall change prior to the Termination Date because of a change in Employer's offices to a location which is more than 50 miles from the office presently located at 570 Lexington Avenue, New York, New York, the Employee shall have the option within 30 days after such change to terminate this Agreement by sending written notice of termination to Employer, and thereupon her employment pursuant to this Agreement shall terminate and Employee shall be entitled to no further payments hereunder, other than (i) for any compensation due pursuant to Sections 4 and
(ii) the reimbursements pursuant to Section 9 hereof, of any expenses incurred prior to the date of such termination.

                 The principal duties of Employee shall be to serve as Vice President, Corporate Communications, Associate General Counsel, and Secretary and, in such capacity, to render such managerial, administrative and other services to Employer and its subsidiaries as normally are associated with and incident to such positions as Employer from time to time may require of her. If, during the term of this Agreement, the Board of Directors of Employer so determines, in its absolute discretion, to elect Employee to any additional office of Employer or its subsidiary companies consistent with her position, or a director of its subsidiary companies, Employee agrees to accept and serve in such office or capacity for no additional compensation or remuneration.

           4.    COMPENSATION.

                 (a) CASH COMPENSATION. Employer agrees to pay to Employee, as compensation for all of the services to be rendered by Employee under or pursuant to this Agreement, compensation as follows.

                        (i) Employee shall receive as compensation for her services hereunder an annual salary ("Base Compensation") of $170,512.00, which sum shall be payable in accordance with the normal payroll practices of Employer. Employee shall be reviewed annually and shall be entitled to such increases in her Base Compensation as the Board of Directors may determine, considering the recommendation of the President and Chief Executive Officer.

                        (ii) Employee shall also be entitled to participate in Employer's Performance Sharing Plan ("PSP"; or such other similar bonus or incentive plan approved by Employer's Board of Directors and its Compensation Committee), that will afford Employee an opportunity to earn incentive compensation equivalent to a sum derived using at least the same target incentive percentage (40%) as used under the 1999 plan). The plan shall be based upon meeting certain goals and benchmarks. In its discretion, the Board of Directors may award Employee such greater sum as it may determine.

                        (iii) Such salary and incentive shall be subject to annual review by Employer's Board of Directors and, at the discretion of the Board, may be increased, but not decreased below such amount and the incentive shall be not less than the sum resulting under the PSP process.

                        (iv) If Employee's employment terminates due to any reason other than "for cause," including Employee's voluntary termination, prior to the end of the Compensation Year, Employee shall be entitled to an incentive compensation award at least equal to the sum calculated for her base salary in accordance with the PSP, but pro rata to the number of days employed during the Compensation Year. If Employee's employment is terminated "for cause" prior to the time that the Earned Incentive Compensation is approved by the Employer's Board of Directors for employees of Employer generally, Employee shall not be entitled to any incentive compensation.

                        (v) If during the term of this Agreement, or if this Agreement is not renewed or superceded, after the term of this Agreement, Employee's employment ceases for any reason other than "for cause," death, or Employee's voluntary departure (other than for "Good Reason" as defined below), the Employee shall be entitled, in addition to the compensation provided for above, to a sum equivalent to not less than her "Base Severance Compensation" that is a sum equal to one hundred fifty percent (150%) of Employee's annualized salary plus an Incentive Compensation Award equal to thirty-four percent (34%) of the 150% annualized salary, payable in accordance with the normal payroll practices of Employer over a period of eighteen months following cessation of employment. If the date employment ceases is prior to the last eighteen (18) months of the term of this Agreement, the Employee shall be compensated for the remainder of this Agreement at her annualized salary plus an Incentive Compensation Award equal to the sum calculated for her base salary in accordance with the PSP or, if more, the amount provided for under the "Base Severance Compensation." Under the circumstances above, any and all stock options awarded to Employee that have not expired by the terms of each grant shall fully vest for purposes of each such grant.

                                 For purposes hereof, "Good Reason" shall mean
any of the following, unless consented to by Employee in writing:

                                (a)  a termination by Employee pursuant to

Section 3 hereof;

                                (b)  the assignment to Employee of any

duties materially inconsistent with Employee's position as set forth in Section 3 hereof, Employee's removal from such position or a substantial diminution in such position, duties or responsibilities, which is not remedied by Employer within ten days after receipt of written notice thereof from Employee;

                                (c)  a reduction in Employer's compensation
pursuant to Sections 4(a) (i) and (ii) hereof as in effect on the date hereof or as increased from time to time; or

                                (d)  a failure of Employer to continue to
provide Employee with benefits substantially as contemplated by Section 4(b) hereof.

                 (b) EMPLOYEE BENEFIT PLANS. During the term of this Agreement, Employee shall be eligible to participate in any life insurance, medical, retirement, pension or profit-sharing, disability or other benefit plans or arrangements now or hereafter generally made available by Employer to executive employees of Employer to the extent Employee qualifies under the provisions of any such plans. Subject to the foregoing, Employer shall have the right to change insurance companies and modify insurance policies covering employees of Employer. In addition, notwithstanding any provision herein to the contrary, Employee shall be entitled to continuation of the same or equivalent benefits during the months following cessation of employment so long as Employee is entitled to payments pursuant to Sections 4 hereof.

                 (c) AUTOMOBILE ALLOWANCE. Employer shall pay to Employee an automobile allowance of ten thousand dollars ($10,000) per annum, commencing as of the Effective Date, payable in accordance with Employer's normal payroll practices.

                 (d) VACATION. Employee shall be entitled to four (4) weeks vacation with pay per year.

                 (e) TAXES. Employee understands that any and all payments described in this Agreement will be subject to such tax treatment as applies thereto, and to such withholding as may be required under applicable tax laws.

           5. NO COMPETITION. Employee agrees that during the term of this Agreement she will not, within the continental United States, directly or indirectly, engage or participate or make any financial investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity, other than that of Employer and its subsidiary companies, directly or indirectly in competition with any of the business operations or activities of Employer and its subsidiary companies. Nothing herein contained, however, shall restrict Employee from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give her the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of Employer or any of its subsidiary companies.

           6.    CONFIDENTIALITY; ETC.

                 (a) Employee will not divulge, furnish or make accessible to anyone (other than in the regular course of business of Employer or any of its subsidiary companies) any knowledge or information with respect to confidential or secret methods, processes, plans or materials of Employer or any of its subsidiary companies, or with respect to any other confidential or secret aspects of the business of Employer or any of its subsidiary companies.

                 (b) Employee agrees to communicate and to make known to Employer all knowledge possessed by her relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable which concerns in any way the business of Employer or any of its subsidiary companies or the general industry of which they are a part, from the time of entering upon employment until the termination thereof, and whether acquired by Employee before or during the term of his employment; PROVIDED, HOWEVER, that nothing herein shall be construed as requiring any such communication where the method, development, invention and/or improvement is lawfully protected from disclosure as the trade secret of a third party, including, without limitation, any former employer of Employee or by any other lawful bar to such communication.

                 (c) Any methods, developments, inventions and/or improvements, whether patentable or unpatentable, along the lines of the business of Employer or any of its subsidiary companies, which Employee may conceive of or make while in the employ of Employer, shall be and remain the property of Employer. Employee agrees promptly to communicate and disclose all such methods, developments, inventions and/or improvements to Employer and to execute and deliver to Employer any instruments deemed necessary by Employer to effect disclosure and assignment thereof to it. Employee further agrees, on request of Employer, to execute patent applications based on such methods, developments, inventions and/or improvements, including any other instruments deemed necessary by Employer for the prosecution of such patent applications or the acquisition of Letters Patent in the United States and/or any foreign countries.

                 (d) Employee agrees that for a period of two (2) years from and after the termination or expiration of his employment by Employer, whether pursuant to the terms of this Agreement or otherwise, she will not:

                        (i) directly or indirectly solicit, raid, entice or induce any employee of Employer or of any of its subsidiary companies to be employed by any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of Employer or any of its subsidiary companies; or

                        (ii) directly or indirectly approach any such employee for these purposes; or

                        (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                        (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation (other than the U.S. Government or its agencies) who or which on the date hereof is, or at any time during the period of employment hereunder shall be, a customer of Employer or of any of its subsidiary companies to become a customer for the same or similar products which it purchased from Employer or any of its subsidiary companies, of any other person, firm or corporation, and Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

                 (e) Employee agrees that during the term of her employment by Employer, whether under this Agreement or otherwise, she will not at any time enter into, on behalf of Employer or any of its subsidiary companies, or cause Employer or any of its subsidiary companies to enter into, directly or indirectly, any transactions with any business organization in which she or any member of her immediate family may be interested as a partner, trustee, director, officer, employee, shareholder, lender of money or guarantor.

           7. INJUNCTIVE RELIEF. Employee acknowledges that the services to be rendered by her hereunder are of a special, unique and extraordinary character and that it would be very difficult or impossible to replace such services and further that irreparable injury would be sustained by Employer and its subsidiary companies in the event of a violation by Employee of any of the provisions of this Agreement, and by reason thereof Employee consents and agrees that if she violates any of the provisions of this Agreement, Employer shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining her from committing or continuing any violation of this Agreement.

           8. SURVIVAL OF PROVISIONS. The provisions of Sections 4, 5, 6, 7, and 10 hereof shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.

           9. EXPENSES. Employer shall reimburse Employee for all reasonable expenses incurred by her on behalf of Employer in the performance of her duties hereunder, provided that proper vouchers are submitted to Employer by Employee evidencing such expenses and the purposes for which the same were incurred.

           10. DISABILITY. If Employee shall be incapacitated by reason of mental or physical disability or otherwise during the term of this Agreement so that she is prevented from performing her principal duties and services hereunder for a period of three (3) consecutive months or one or more periods aggregating three (3) months during any twelve (12) month period, Employer shall have the right to terminate this Agreement by sending written notice of termination to Employee, and thereupon her employment pursuant to this Agreement shall terminate and Employee shall be entitled to no further payments hereunder, other than (i) for any compensation due pursuant to Section 4 (a)(i),(iv) and
(v) hereof, and (ii) the reimbursement, pursuant to Section 9 hereof, of any expenses incurred prior to the date of such termination. For purposes of this
Section 10, amounts payable under subsection (i) hereof shall be inclusive of amounts paid to Employee in lieu of normal cash compensation under Employer sponsored Short Term and Long Term Disability Insurance policies during the eighteen months following cessation of employment. In other words, Employer will pay only that amount in excess of the insurance payments made each month that is necessary to provide Employee with cash compensation equal to what would have been paid pursuant to Section 4 but for the insurance payments.

           11. DEATH. In the event of the death of Employee during the term hereof, this Agreement shall automatically terminate and Employer shall have no further obligations hereunder, other than to pay to Employee's estate any compensation due pursuant to Section 4 (a)(i) and (iv) hereof through the date of such termination and to reimburse, pursuant to Section 9 hereof, any expenses incurred by Employee through the date of such termination.

           12. TERMINATION BY EMPLOYER FOR CAUSE. Employer shall have the right to terminate the employment of Employee under this Agreement as well as any and all payments to be made hereunder, other than for any compensation due pursuant to Section 4 (a)(i) hereof through the date of such termination and any reimbursement, pursuant to Section 9 hereof, of expenses incurred by Employee through the date of such termination, if Employee shall commit any of the following acts of default:

                 (a) Employee shall have committed any material breach of any of the provisions or covenants set forth herein; or

                 (b) Employee shall have committed any act of gross negligence in the performance of his duties or obligations hereunder; or

                 (c) Employee shall have committed any material act of dishonesty or breach of trust against Employer or any of its subsidiary companies; or

                 (d) Employee's conviction of, or plea of NOLO CONTENDERE to, a felony.

           If Employer elects to terminate this Agreement as set forth above, Employer shall send written notice to Employee terminating this Agreement and describing the action of Employee constituting the act of default, and thereupon no further payments of any type shall be made or shall be payable to Employee hereunder notwithstanding any other provisions of this Agreement, except as set forth in the first sentence of this Section 12.

           13. NO CONFLICTING AGREEMENTS. Employee represents and warrants that she is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit her from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

           14. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein. This Agreement shall not be changed or terminated orally. This Agreement supersedes and cancels all prior agreements between the parties, or any subsidiary of Employer whether written or oral, relating to the employment of Employee.

           15. APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

           16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied or mailed, first class, postage prepaid, certified mail, return receipt requested, to each of the parties at its or her address above written or as set forth beneath their signatures below or at such other address or telecopy number as either of the parties may designate in conformity with the foregoing.

           17. SECTION HEADINGS. The Section headings set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

           18. SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by Employee. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs and personal representatives of Employee and the successors and assigns of Employer.

           19. SEVERABILITY. If, at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

UNITED INDUSTRIAL CORPORATION             EMPLOYEE

By:   /s/ Richard R. Erkeneff             /s/ Susan Fein Zawel
      -----------------------             --------------------
      Richard R. Erkeneff                 Susan Fein Zawel
      President & CEO                     Fax: (914) 684-1084
      Fax No.: (212) 838-4629